UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 16, 2022, Performance Food Group Company (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the matters disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 6, 2022 (the “Proxy Statement”). The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 – Election of Directors

The Company’s stockholders elected the persons listed below as directors for a one-year term expiring at the Company’s 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
George L. Holm	139,419,187	1,367,145	31,354	4,709,377
Manuel A. Fernandez	138,681,808	2,096,445	39,433	4,709,377
Barbara J. Beck	139,189,870	1,588,476	39,340	4,709,377
William F. Dawson, Jr.	139,113,969	1,662,563	41,154	4,709,377
Laura Flanagan	139,164,903	1,614,615	38,168	4,709,377
Matthew C. Flanigan	140,689,795	87,530	40,361	4,709,377
Kimberly S. Grant	140,694,657	83,746	39,283	4,709,377
Jeffrey M. Overly	136,590,570	4,180,348	46,768	4,709,377
David V. Singer	139,107,816	1,669,548	40,322	4,709,377
Randall N. Spratt	140,555,350	221,284	41,052	4,709,377
Warren M. Thompson	140,691,862	84,822	41,002	4,709,377

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2023.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
145,066,780	427,933	32,350	N/A

Proposal No. 3 – Advisory Vote on Named Executive Officer Compensation

The Company’s stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
139,458,896	1,123,170	235,620	4,709,377

Proposal No. 4 – Advisory Vote on Frequency of Advisory Votes on Named Executive Officer Compensation

The Company’s stockholders approved, in a non-binding advisory vote, an annual non-binding advisory stockholder vote to approve the compensation paid to the Company’s named executive officers as set forth below.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
138,404,552	73,307	2,236,448	103,379	4,709,377

In light of this vote, the Company intends to include an advisory stockholder vote to approve the compensation paid to its named executive officers every year until the next required vote on the frequency of advisory stockholder votes on the compensation paid to the Company’s named executive officers. The Company is required to hold a vote on frequency every six years.

Item 8.01. Other Events.

On November 16, 2022, the Company’s Board of Directors authorized a new share repurchase program for up to $300 million of the Company’s common stock through November 16, 2026. This authorization replaces the previously authorized $250 million share repurchase program. Repurchases of the Company’s outstanding common stock will be made in accordance with applicable securities laws and may be made at management’s discretion from time to time in the open market, through privately negotiated transactions or otherwise, including pursuant to Rule 10b5-1 trading plans. The share repurchase program may be amended, suspended or discontinued at any time at the Company’s discretion, subject to compliance with applicable laws, and does not commit the Company to repurchase any specified number of shares of its common stock. The actual timing, number and value of the shares to be purchased under the program will be determined by the Company at its discretion and will depend on a number of factors, including the performance of the Company’s stock price, general market and other conditions, applicable legal requirements and compliance with the terms of the Company’s outstanding indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: November 16, 2022	By:	/s/ A. Brent King
A. Brent King
Executive Vice President, General Counsel and Secretary